POWER OF ATTORNEY

	KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, a director of CIGNA
Corporation, a Delaware corporation ("CIGNA"), hereby makes, designates, constitutes and appoints CAROL ANN PETREN, NICOLE S. JONES, DANTHU T. PHAN and
LINDSAY K. BLACKWOOD, each acting individually, as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, to execute and deliver all such amendments, qualifications and notifications, and Forms 3, 4, 5, and 144, to execute and deliver any and all such other documents (including, but not limited to Seller's Representation
Letters), and to take further action as they, or any of them, deem appropriate in connection with the foregoing.

         The powers and authorities granted herein to such attorneys-in-fact and agents, and each of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken by such attorneys-in-fact and agents, or any of them, or by their respective substitutes, pursuant to the powers and authorities herein granted.
   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5, and 144 with respect to the undersigned's holdings of and transactions in securities issued by CIGNA, unless earlier revoked by the undersigned in a signed writing to each such attorney in fact.

	IN WITNESS WHEREOF, the undersigned has executed this document as of the 2nd day of September, 2008.




/s/ William L. Atwell
William L. Atwell